REINSURANCE AGREEMENT

NO. 3188-10

BETWEEN
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
AND
HARTFORD LIFE INSURANCE COMPANY
OF HARTFORD, CONNECTICUT
(CEDING COMPANY)

AND
AUSA LIFE INSURANCE COMPANY, INC.
OF PURCHASE, NEW YORK
(REINSURER)

EFFECTIVE AUGUST 1, 2002

TABLE OF CONTENTS

ARTICLES

1 Preamble
2 Basis of Reinsurance
3 Liability
4 Reinsurance Method
5 Reinsurance Premiums
6 Reinsurance Benefit
7 Statutory Reserve Credit
8 Reporting
9 Recapture
10 Joint DAC Tax Election
11 Extra Contractual Damages
12 Insolvency
13 Dispute Resolution
14 Arbitration
15 Entire Agreement
16 Service of Suit
17 General Provisions
18 Letter of Credit
19 Commencement, Termination and Exclusivity
20 Trust
21 Proprietary Information/Confidentiality
22 Notices

SCHEDULES

A Business Reinsured
B Monthly Reporting
C Risk Fund Classification
D Summary of Risk Classifications
E Monthly Periodic Settlement Report
F Monthly Periodic Claims Report
G Account Value by Issue Age Summary
H Account Value/Policy Count by Issue Month/Year Summary

EXHIBITS

I Extreme Market Matrix
II Letter of Credit Form
III Guaranteed Income Benefit Rider Forms

ARTICLE 1

PREAMBLE

1.01 This Indemnity Reinsurance Agreement (the "Agreement") is made and entered into by and between Hartford Life and Annuity Insurance Company and Hartford Life insurance Company(hereinafter referred to as the "Ceding Company") and AUSA Life Insurance Company, Inc. (hereinafter referred to as the "Reinsurer").

1.02 The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. The performance of the obligations of each party under this Agreement shall be rendered solely to the other party.

ARTICLE 2

BASIS OF REINSURANCE

2.01 INSURANCE. The Ceding Company will automatically cede and the Reinsurer will accept as reinsurance the Guaranteed Income Benefit (GIB) rider issued with variable annuity products Outlook, Core, Access, Plus and Edge and written by the Ceding Company as shown in Schedule A.

2.02 COVERAGE. This Agreement shall cover new GIB rider business not otherwise reinsured. It shall also cover GIB riders added onto inforce variable annuity contracts on or after the effective date of this Agreement provided that the cumulative account values of such inforce contracts at the time the rider is added is less than $1.5 billion.

ARTICLE 3

LIABILITY

3.01 The Reinsurer's liability for automatic reinsurance shall begin simultaneously with the Ceding Company's liability. The Reinsurer's liability for reinsurance shall terminate when the Ceding Company's liability terminates.

3.02 The Reinsurer shall be liable to the Ceding Company in the same manner as the Ceding Company is liable on the particular policy form(s) reinsured under this Agreement to the extent such terms and conditions are not contrary to the terms and conditions of this Agreement.

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ARTICLE 4

REINSURANCE METHOD

4.01 PLAN. The Reinsurer shall provide risk premium reinsurance on a quota share basis for the GIB rider issued by the Ceding Company with variable annuity products in accordance with the policy forms as shown in Schedule A.

ARTICLE 5

REINSURANCE PREMIUMS

5.01 [REDACTED]

5.02 [REDACTED]

5.03 RISKIER FUNDS. As of the effective date of this Agreement, Riskier Funds are defined as funds classified by Morningstar into the following categories: Growth, Aggressive Growth, International Stock, Small Company and Specialty. In the event Morningstar changes categories or funds within categories, the determination for Riskier Funds shall also so change for purposes of this Agreement. If Morningstar ceases to classify funds after the effective date of this Agreement, the Ceding Company and Reinsurer shall mutually agree upon the methods in which funds are classified and in the determination of Riskier Funds.

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5.04 FUND ADDITIONS AND CHANGES. The Ceding Company shall notify the Reinsurer in advance of the addition of new funds available under the variable annuity products specified in Schedule A. The Ceding Company and the Reinsurer shall use best efforts to mutually agree on the risk classifications of new funds within 30 days of notification. In the event that a Morningstar classification does not exist for a new fund and the Ceding Company and the Reinsurer have not reached mutual agreement on the risk classification, the new fund shall be excluded from the calculation of percentage of funds in the "Riskier Fund" categories for purposes of determining the monthly reinsurance premium charge as described above. However, the account value in the new fund shall be included in the total account values to which the monthly reinsurance premium charge applies.

5.05 RESET PREMIUM INCREASES. While this Agreement remains in force for new business, the reinsurance premium on reset will be set at (he same level as the reinsurance premium that applies to new business.

If this Agreement is terminated for new business, as provided in Article 18, and a policyholder of a rider reinsured under this Agreement elects a reset of their GIB, the reinsurance premium for that rider will determined as follows:

The Reinsurer and the Ceding Company will review and calculate the Standard & Poor's 500 Total Return 1-Year Volatility and Risk-Free Rate, as both are defined in Exhibit I of this Agreement for each calendar quarter-end. If the combination of these calculated factors fall within the "Extreme Market Matrix" shown in Exhibit I, the Actual Reset Reinsurance Premium will be calculated per Exhibit I and will apply for the following calendar quarter to riders for which the policyholder elects a reset of their GIB during that calendar quarter. Otherwise, the reinsurance premium for riders in which GIB benefits have been reset shall be equal to the base reinsurance premium (as defined in Section 5.01) plus 6 basis points (annualized). Prior to each month, the Ceding Company will have the right to cancel reinsurance coverage on those riders where the policyholder elected a reset of their GIB.

ARTICLE 6

REINSURANCE BENEFIT

6.01 The reinsurance benefit will be the quota share of payments by the Ceding Company to the policyholder as defined in the GIB rider, which arc payable once the contract value reduces to zero.

6.02 ANNUITIZATION. If the policyholder elects the fixed payout option, the reinsurance benefit will be based on the quota share of the Guaranteed Annual Withdrawal Benefit (GAWB) for a fixed period as provided herein. On the date of annuitization, the present value of the payments will be compared to the contract value. If the contract value exceeds such present value, there is no reinsurance benefit. If the contract value does not exceed the present value, the Ceding Company will be responsible for payments for a period starting at annuitization and ending at time 'n'. The Reinsurer will be responsible for payments after time 'n'. Time 'n' will be determined by equating the policyholder's account value at the time of annuitization with the present value of the payments. If, for a given contract, reinsurance benefits are applicable, the Reinsurer will make payment of the reinsurance benefit to the Ceding Company in a lump sum equal to the present value of the future payments unless the Reinsurer and Ceding Company otherwise agree. The present values will be determined as of the date of annuitization using certain annuity factors reflecting the applicable frequency of payment and an interest rate equal to the monthly average over the 12 months ending on the end of the month preceding the date of annuitization of the corporate yield on seasoned corporate bonds as published by Moody's Investors Services.

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ARTICLE 7

STATUTORY RESERVE CREDIT

7.01 The Reinsurer will furnish appropriate security on a quarterly basis to enable the Ceding Company to secure statutory reserve credit for the reinsurance ceded under this Agreement in all United States jurisdictions in which the Ceding Company is required to file statutory financial statements including but not limited to establishing a letter of credit or a trust. Such statutory reserves shall be calculated in accordance with applicable valuation laws, regulations, and actuarial guidelines, to which the Ceding Company is subject to on each valuation date. The means of securing the Ceding Company's statutory reserve credit shall be determined at the Reinsurer's sole option, and the Ceding Company herewith accepts such choice, with the proviso that if an alternative method to letter of credit or trust shall be used, the Ceding Company shall review the alternative method to ensure compliance with applicable laws and regulations regarding statutory reserve credit. In the event the Ceding Company and the Reinsurer agree on an alternative method, this Agreement will be amended to reflect the mutually agreed upon terms applicable to such alternative method. The Reinsurer will bear all expense of establishing any trusts, letters of credit or other means of securing the Ceding Company's statutory reserve credit.

ARTICLE 8

REPORTING

8.01 The Ceding Company will provide the Reinsurer with information necessary to properly account for, report, validate and manage the risk of the business reinsured. Information required as specified in this Article shall be provided in an electronic format and shall be mutually agreed upon by the Ceding Company and the Reinsurer.

8.02 Within twenty (20) days after the close of each calendar month, the Ceding Company will submit reports and data in accordance with Schedules B, C, D, E, F, G and H. The Ceding Company agrees to provide or make available to the Reinsurer reasonable additional documentation as may be necessary to support the items reported and manage the risk of the business reinsured.

8.3 The liability of the Reinsurer, that is reinsurance benefits less reinsurance premiums, shall be settled and paid to the Ceding Company monthly on the basis of the monthly reports prepared by the Ceding Company as described in Schedule B. Payment of any amount due to be paid by the Reinsurer or the Ceding Company shall be determined on a net basis. If the net reinsurance premium balance is payable to the Reinsurer, the Ceding Company must include this payment with the statement. If the net reinsurance premium balance is payable to the Ceding Company, the Reinsurer must remit payment to the Ceding Company within thirty (30) days after receiving the statement. Any payment not made within the above specified time periods will be considered delinquent, unless the payment period is extended as agreed upon by both parties. Delinquent payments will accrue interest at the 3 month London Interbank Offering Rate (LIBOR) as of the close of the business day on or immediately following the settlement due date. Such interest shall become immediately due and payable by the applicable party.

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8.04 TERMINATION BECAUSE OF NON-PAYMENT OF PREMIUM

When net reinsurance premiums due to the Reinsurer on the basis of the monthly reports prepared by the Ceding Company as described in Schedule B are undisputed and not paid within sixty (60) days of the date specified in Section 8.02, the Reinsurer shall have the right to terminate this Agreement by giving the Ceding Company thirty (30) days written notice. During this thirty-day period, the Ceding Company shall have the ability to cure this situation by paying the amounts owed to the Reinsurer as determined by the provisions of this Agreement. As of the close of this thirty-day period, if this situation has not been cured, this Agreement and all of the Reinsurer's liability will terminate effective as of the last day of the thirty-day notice period. Regardless of such termination, the Ceding Company shall continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned by the Reinsurer.

8.05 CURRENCY. The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

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ARTICLE 9

RECAPTURE

9.01 Business reinsured under this Agreement will not be eligible for recapture, unless (a) the Reinsurer is deemed insolvent, (b) the Reinsurer is delinquent on an undisputed net amount due to the Ceding Company as described in Section 8.03, the Ceding Company has given the Reinsurer sixty (60) days written notice of its intent to recapture under the provisions of this Section, and the Reinsurer has failed to pay the net amount due with interest by the end of the sixty (60) day notice period, or (c) the Reinsurer fails to furnish the required security under the provisions of Section 9.02 below.

9.02 If the Reinsurer's claims paying ratings fall below a Standard & Poor's rating of A- and the Reinsurer is unable to novate this Agreement to an affiliate having a Standard & Poor's rating of A- or better, the Reinsurer will be required to provide security equal to or greater than 125% of statutory reserves as calculated in accordance with the provisions of Article 7. Such security will be provided within thirty (30) days of the date the Ceding Company provides notice that such security is required and will be maintained thereafter during the entire period the Reinsurer's Standard & Poor's claims paying rating is below A-. Such security may take any of the forms allowed under Article 7. In the event the Reinsurer's claims paying rating is below A- and the Reinsurer fails to provide the required security at any time as required by this section, the Ceding Company shall have the option to recapture the business reinsured under this Agreement. If Standard & Poor's ceases to provide insurance claims paying rating services after the effective date of this Agreement, the Ceding Company and the Reinsurer shall mutually agree upon the insurance claims paying rating service (and a claims paying rating threshold that is comparable to Standard & Poor's A-) under which this provision will operate.
9.03 In the event business reinsured under this Agreement becomes eligible for recapture under Section 9.01 above, the Ceding Company and the Reinsurer will mutually agree upon the recapture terms. In the event that the parties cannot reach agreement as to recapture terms, the matter shall be resolved as provided in Article 14, Arbitration.

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ARTICLE 10

JOINT DAC TAX ELECTION

10.01 JOINT ELECTION. Ceding Company and Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.8248-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code") whereby:

a)     The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code Section 848(c)(1); and

b)     both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

10.02 DEFINITION OF TERMS. As used in this Article 10, the terms "net positive consideration," "specified policy acquisition expenses" and "general deductions limitation" are defined by reference to Treasury Regulations Section
1.848-2(g)(8) and Code Section 848 as of the effective date of this Agreement.

10.03 EXCHANGE OF INFORMATION. The method and timing of the exchange of this information hall be as follows:

a)     Ceding Company shall submit a schedule to Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year.

b)     Reinsurer shall, in turn, complete the schedule by indicating acceptance of Ceding Company's calculation of net consideration or shall note in writing any discrepancies. Reinsurer shall return the completed schedule to Ceding Company by June 1 of each year.

c)     If there are any discrepancies between Ceding Company's and Reinsurer's calculations of net consideration, the parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both parties by July 1 of each year.

d)     Each party shall attach the final schedule to their respective U.S. federal income tax returns for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement and restate the election described in this Article 10 and shall be signed by both parties.

10.04 EFFECTIVE DATE. This DAC Tax Election shall be effective on the effective date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

10.05 U.S. TAX STATUS. Ceding Company and Reinsurer each represent and warrant that they are subject to U.S. taxation under either the provisions of Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

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ARTICLE 11

EXTRA-CONTRACTUAL DAMAGES

11.01 The Reinsurer will not participate in punitive or compensatory damages that are awarded against the Ceding Company as a result of an act, omission, or course of conduct committed solely by the Ceding Company, its agents, or representatives in connection with benefits reinsured under this Agreement. The Reinsurer will, however pay its share of statutory penalties, awarded against the Ceding Company in connection with benefits reinsured under this Agreement, if the Reinsurer elected in writing to join in the contest of the coverage in question.

The parties recognize that circumstances may arise in which equity would require the Reinsurer, to the extent permitted by law, to share proportionately in punitive and compensatory damages. Such circumstances are difficult to define in advance, but would generally be those situations in which the Reinsurer was an active party and, in writing, recommended, consented to, or ratified the act or course of conduct of the Ceding Company that ultimately resulted in the assessment of the extra-contractual damages. In such situations, the Reinsurer and the Ceding Company will share such damages so assessed, in equitable proportions.

For purposes of this Article, the following definitions will apply.

"Punitive Damages" arc those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.

"Compensatory Damages" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

"Statutory Penalties" are those amounts awarded as a penalty, but are fixed in amount by statute.

ARTICLE 12

INSOLVENCY

12.01 In the event of the Ceding Company's insolvency and the appointment of a conservator, liquidator, or statutory successor, the portion of any risk or obligation assumed by the Reinsurer shall be payable to the conservator, liquidator, or statutory successor on the basis of claims allowed against the Ceding Company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the company having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer as set forth in this Section shall be made directly to the Ceding Company or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the Ceding Company's insolvency.

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12.02 In the event of the Ceding Company's insolvency, the conservator, liquidator, or statutory successor shall give written notice of the pendency of a claim against the Ceding Company on any policies reinsured within a reasonable time after such claim is filed. The Reinsurer may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its conservator, liquidator, or statutory successor.

12.03 The expenses incurred by the Reinsurer shall be chargeable, subject to court approval, against the Ceding Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company in conservation or liquidation, solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or defenses to this claim, the expense shall be shared as though such expense had been incurred by the Ceding Company.

12.04 In the event of the Reinsurer's insolvency, the Ceding Company may cancel the Agreement for future new business and will notify the Reinsurer in writing of its intent. The parties agree to waive the notification period for this cancellation, and the effective date will be no earlier than the effective date of the Reinsurer's insolvency. Upon giving written notice to the Reinsurer, the Ceding Company may also recapture all of the inforce business reinsured by the Reinsurer under this Agreement. In the event the Ceding Company exercises this recapture option, Article 9 Recapture will apply.

ARTICLE 13

DISPUTE RESOLUTION

13.01 In the event of a dispute arising out of or relating to the Agreement, the parties agree to the following process of dispute resolution. Within thirty (30) days after the Reinsurer or the Ceding Company has first given the other party written notification of a specific dispute each party will appoint a designated company officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the dispute will be submitted to formal arbitration, unless the parties agree in wiling to extend the negotiation period for an additional thirty (30) days.

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ARTICLE 14

ARBITRATION

14.01 As a condition precedent to any right of action hereunder, any dispute or difference between the Ceding Company and the Reinsurer relating to the interpretation or performance of this Agreement, including its formation or validity, or any transaction under this Agreement, whether arising before or after termination, shall be submitted to arbitration. Arbitration shall be the method of dispute resolution, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from arbitration proceeding by applicable state law of the insolvency.

14.02 Arbitration shall be initiated by the delivery of written notice of demand for arbitration by one party to another. Such written notice shall contain a brief statement of the issue(s), the failure on behalf of the parties to reach amicable agreement and the date of demand for arbitration.

14.03 The arbitrators and umpire shall be present or former disinterested officers of life reinsurance or insurance companies other than the two parties to the Agreement or any company owned by, or affiliated with, either party. Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint the umpire. If either party refuses or neglects to appoint an arbitrator within thirty (30) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on an umpire within sixty (60) days of the appointment of the second appointed arbitrator, each of the two arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The umpire shall be chosen from the remaining two nominations by drawing lots. Notwithstanding the foregoing, in the particular case of arbitration relating to the event of recapture under the provisions of Article 9, the members of the arbitration panel shall all be independent actuaries (Members of the American Academy of Actuaries) who are each knowledgeable about annuity products and the related financial risks.

14.04 The arbitration hearings shall be held in the city in which the Ceding Company's head office is located or any such other place as may be mutually agreed. Each party shall submit its case to the arbitrators and umpire within one hundred and eighty (180) days of the selection of the umpire or within such longer period as may be agreed.

14.05 The arbitration panel shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The arbitration panel shall interpret this Agreement as an honorable engagement; they are relieved of all judicial formalities and may abstain from following strict rules of law. The arbitration panel shall be solely responsible for determining what shall be considered and what procedure they deem appropriate and necessary in the gathering of such facts or data to decide the dispute.

14.06 The decision in writing of the majority of the arbitration panel shall be final and binding upon the parties. Judgment may be entered upon the final decision of the arbitration panel in any court having jurisdiction.

14.07 Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. Jointly incurred costs of the arbitration are to be borne equally by both parties. Jointly inclined costs are specifically defined as any costs that are not solely incurred by one of the parties (e.g., attorney's fees, expert witness fees, travel to the hearing site, etc.). Costs incurred solely by one of the parties shall be borne by that party.

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ARTICLE 15

ENTIRE AGREEMENT

15.01 This Agreement supersedes any and all prior discussions and understandings between the parties and, upon its execution, constitutes the sole and entire agreement with respect to the reinsurance provided hereunder. There are no understandings between the parties other than as expressed in this Agreement. Any change or modification to the Agreement shall be null and void unless effected by a writing subscribed by both the Ceding Company and the Reinsurer. Any waiver shall constitute a waiver only in the circumstances for which it was given and shall not be a waiver of any future circumstance.

ARTICLE 16

SERVICE OF SUIT

16.01 It is agreed that in the event the obligations under this Agreement are not performed by the Reinsurer, at the request of the Ceding Company, the Reinsurer shall submit to the jurisdiction of any court of competent jurisdiction within the United States and shall comply with all the requirements necessary to give that court jurisdiction. All matters arising under this
Agreement shall be determined in accordance with the law and practice of such court. Nothing in this clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process, in any such suit, may be made upon any then duty elected officer of the Reinsurer (agent for service of process) at 401 North Tryon Street, Suite 800, Charlotte, North Carolina 28202. The Reinsurer shall abide by the final decision of such court or of any appellate court in the event of an appeal, for any suit instituted against the Reinsurer under this Agreement.

16.02 The agent for service of process is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Ceding Company, give a written undertaking to the Ceding Company that the agent will enter a general appearance on behalf of the Reinsurer in the event such a suit is instituted.

16.03 The Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or his successor or successors in office, for the State of New York, as its true and lawful agent for service of process (in addition to the above named agent), who may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company or any beneficiary arising out of this Agreement, and hereby designates the above named as the person to whom the Ceding Company is authorized to mail such process or a true copy thereof.

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ARTICLE 17

GENERAL PROVISIONS

17.01 INSPECTION OF RECORDS. Either company, their respective employees or authorized representatives, may audit, inspect and examine, during regular business hours, at the home office of either company, any and all books, records, statements, correspondence, reports, trust accounts and their related documents or other documents that relate to the business covered hereunder. The audited party agrees to provide a reasonable work space for such audit, inspection or examination and to cooperate fully and to faithfully disclose the existence of and produce any and all necessary and reasonable materials requested by such auditors, investigators, or examiners. The company performing a routine audit shall provide five (5) working days advance notice to the other party. The expense of the respective party's employee(s) or authorized representative(s) engaged in such activities will be borne solely by such party.

17.02 REPRESENTATIONS AND WARRANTS. The Ceding Company and the Reinsurer agree that all matters with respect to this Agreement require their utmost good faith. Each party represents and warrants to the other party that it is solvent on a statutory basis in all jurisdictions in which it does business or is licensed. The Reinsurer has entered into this Agreement in reliance upon the Ceding Company's representations and warranties. Each party affirms that it has and will continue to disclose all matters material to this Agreement and each cession. Examples of such matters are a material change in underwriting or issue practices or a change in each party's ownership or control.

17.03 ASSIGNMENT OR TRANSFER. Neither this Agreement nor any reinsurance under this Agreement shall be sold, assigned or transferred by the Ceding Company or the Reinsurer without prior written consent of the other party. Such approval shall not unreasonably be withheld. If it is determined that such sale, assignment or transfer would result in a material adverse economic impact to the other party relative to the position of the other party before sale, transfer, or assignment, and the other party so objects, this Agreement shall be terminated with respect to all business reinsured under this Agreement. The
Ceding Company and the Reinsurer agree to mutually calculate a termination charge that shall be paid by one party to the other party upon the sale, transfer, or assignment. The provisions of this Section 17.03 are not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis.

17.04 NOVATION. Notwithstanding Section 17.03, the Ceding Company will agree to approve a novation of this Agreement from the Reinsurer to an affiliate entity with equal or better Standard & Poor's claims paying rating than Transamerica
Occidental Life Insurance Company. Thereafter, if such other entity's ratings fall below Transamerica Occidental Life Insurance Company's ratings, the Reinsurer agrees to novate the Agreement to another affiliate entity with equal or better ratings. If Standard & Poor's ceases to provide insurance claims paying rating services after the effective date of this Agreement, the Ceding Company and the Reinsurer shall mutually agree upon the insurance claims paying rating service under which this provision will operate.

Notwithstanding Article 11, if the Reinsurer novates this Agreement to an entity that is not subject to United States taxation, the joint DAC election under Article 11 shall be invalid for consideration received after the date of novation. Further, the Reinsurer agrees to be solely liable for any United States excise tax liabilities resulting from the novation.

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17.05 SEVERABILITY. If any term or provision under this Agreement shall be held or made invalid, illegal or unenforceable by a court decision, statute, rule or otherwise, such term or provision shall be amended to the extent necessary to conform with the law and all of the other terms and provisions of this Agreement shall remain in full force and effect. If the term or provision held to be invalid, illegal or unenforceable cannot be amended to (he extent necessary to conform with the law without a material adverse effect and the Reinsurer and Ceding Company mutually agree that such provision is also held to be a material part of this Agreement, such that the party in whose favor the material term or provision was stipulated herein would not have entered into this Agreement without such term or provision, then the party in whose favor the material term or provision was stipulated shall have the right, upon such holding, to terminate this Agreement.

17.06 PARTIES TO AGREEMENT. This Agreement is solely between the Ceding Company and the Reinsurer. There is no third party to this Agreement. Reinsurance under this Agreement shall not create any right or legal relationship between the
Reinsurer and any other person, for example, any insured, policy owner, agent, beneficiary or assignee. The Ceding Company further agrees that it will not make the Reinsurer a party to any litigation between any such third party and the Ceding Company.

17.07 OFFSET. Any debts or credits not in disputes, in favor of or against either the Reinsurer or the Ceding Company with respect to this Agreement are deemed mutual debts or credits and may be offset and only the balance will be allowed or paid. The right of offset wilt not be affected or diminished because of the insolvency of either party unless otherwise prohibited by law.

17.08 GOVERNING LAW. This Agreement shall be governed as to performance, administration and interpretation by the laws of the State of Connecticut, exclusive of the rules with respect to conflicts of law.

17.09 ERRORS AND OMISSIONS. Unintentional clerical errors, omissions or misunderstandings in the administration of this Agreement by either the Ceding Company or the Reinsurer shall not invalidate the reinsurance hereunder provided that a prompt notice of the error, omission or misunderstanding is provided to the other party after discovery and the error, omission or misunderstanding is corrected within a mutually agreed upon timeframe. Both companies shall be restored, to the extent possible, to the position they would have occupied had the error, omission or misunderstanding not occurred, but the liability of the Reinsurer under this Agreement shall in no event exceed the limits specified herein.

17.10 SCHEDULES, EXHIBITS AND SECTION HEADINGS. Schedules and Exhibits attached hereto are made a part of this Agreement. Section headings are provided for reference purposes only and are not made a part of this Agreement.

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ARTICLE 18

LETTER OF CREDIT

18.01 If applicable, this Article shall set forth the terms and conditions under which any letter of credit required hereunder shall be held.

18.02 LETTER OF CREDIT. The Reinsurer shall provide the Ceding Company with a clean, unconditional, evergreen and irrevocable letter of credit, in the amount specified in the statement described in Section 18.03 below. The terms and bank shall be acceptable to the regulatory authority(ies) having jurisdiction. The letter of credit shall follow the format attached hereto as Exhibit II.

18.03 STATUTORY RESERVE STATEMENT. The Ceding Company will provide the Reinsurer with a quarterly statement showing the Reinsurer's share of the statutory reserve, as defined in Article 7, associated with the reinsured business.

18.04 EXPIRATION. The Reinsurer hereby agrees that the letter of credit will provide for automatic extension of the letter of credit without amendment for one year from the date of expiration of said letter or any future expiration date, unless thirty (30) days prior to any expiration the issuing bank notifies the Ceding Company by Registered Mail that the issuing bank elects not to consider the letter of credit renewed for any additional period. An issuing bank that is not a member of the Federal Reserve system shall provide sixty (60) days notice to the Ceding Company prior to any expiration.

18.05 DRAWING UPON LETTER OF CREDIT. Notwithstanding any other provision of this Agreement, the Ceding Company or its successors in interest may draw upon such credit at any time for one or more of the following purposes only:

a)     To pay or reimburse the Ceding Company for the Reinsurer's share of benefits or losses paid by the Ceding Company, but not yet recovered from the Reinsurer, under the terms and provisions of the business reinsured under this Agreement;

b)     To pay or reimburse the Ceding Company for any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company;

c)     To withdraw, for the uses and purposes specified herein which remain executory after such withdrawal, the balance of such credit if the Ceding Company has received effective notice of non-renewal of the letter of credit and the Reinsurer's liability remains unliquidated and undischarged thirty (30) days prior to the expiration date of the letter of credit: and

d)     To pay or reimburse the Ceding Company for the Reinsurer's share of any other amounts the Ceding Company claims are due under this Agreement.

18.06 EFFECT OF AUTHORIZED WITHDRAWALS. In the event the Ceding Company or its successors in interest draws upon the letter of credit in accordance with Section 18.05 above, the Reinsurer shall immediately be entitled to proportionally reduce its share of the statutory reserve, as defined in Article 7, associated with the reinsured policies.

Treaty No. 3188-10
Effective 08/01/2002

18.07 AMENDMENT TO LETTER OF CREDIT. At semi-annual intervals to include within thirty (30) days prior to the end of the calendar year, or more frequently as determined by the Ceding Company but never more frequently than quarterly, the
Ceding Company shall prepare a specific statement, for the sole purpose of amending the letter of credit, of the Reinsurer's share of the statutory reserve associated with the reinsured policies. Such amount provided within thirty (30) days prior to the end of the calendar year shall necessarily be an estimate of the projected year end Reinsurer's share of the statutory reserves. If the statement shows that the Reinsurer's share of the statutory reserve exceeds the balance of credit as of the statement date, the Reinsurer shall, within sixty (60) days after receipt of notice of such excess, secure delivery to the Ceding Company of an amendment to the letter of credit or an additional letter of credit increasing the amount of credit by the amount of such difference. If the statement shows, however, that the Reinsurer's share of the statutory reserve is less than the balance of credit as of the statement date, the Ceding Company shall, within sixty (60) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the letter of credit reducing the amount of credit available by the amount of such excess credit.

18.08 INSOLVENCY. The rights and obligations of the Reinsurer and the Ceding Company, as set forth in this Article, shall not be diminished in any manner whatsoever by the insolvency of the Ceding Company or the Reinsurer.

ARTICLE 19

COMMENCEMENT, TERMINATION AND EXCLUSIVITY

19.01 This Agreement shall be effective as of August 1, 2002, and shall remain in force for an indefinite period. Either the Reinsurer or the Ceding Company may terminate this Agreement for coverage of new business effective at the earlier of August 1, 2004 or when $9 billion underlying variable annuity premium is reached by giving written notice to the other party on or before November 1, 2003. The following will apply for purposes of measuring underlying variable annuity premium counting towards the $9 billion of capacity:

a)     where the rider is added to an inforce variable annuity contract, this includes the account value at the time when the rider is added;
b)     for all variable annuity contracts, this includes subsequent premiums received after the later of the date of policy issue or the date the rider is added to an inforce variable annuity contract;

c)     for all variable annuity contracts, no adjustment is made for any withdrawal transaction, including deaths and annuitizations.

19.02 Between November 1, 2003 and August 1, 2004 and thereafter, this Agreement can be terminated for new business by either party providing nine months written notice to the other party that new business will no longer be covered. If this Agreement is terminated for new business, the Reinsurer will no longer accept reinsurance of riders added to inforce annuity contracts after the termination date. During such nine-month notice period, the Reinsurer shall continue to accept and the Ceding Company shall continue to cede any new business issued, including riders added to inforce annuity contracts, during this nine-month notice period.

Treaty No. 3188-10
Effective 08/01/2002

19.03 [REDACTED]

19.04 After termination, the Reinsurer and the Ceding Company shall remain liable for all reinsurance which became effective prior to the termination of this Agreement.

19.05 This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

ARTICLE 20

TRUST

20.01 If applicable, this Article shall set forth the terms and conditions under which any trust required hereunder shall be held.

20.02 If assets are deposited into a trust as security for the Ceding Company's reserve credits relating to business reinsured under this Agreement, the following will apply.

At the time the determination is made to establish a trust, the Ceding Company will forward to the Reinsurer a statement of the Reinsurer's obligations under this Agreement and then quarterly thereafter. Upon receipt of the initial statement, the Reinsurer will establish a trust (the "Trust") for the benefit of the Ceding Company. All expenses associated with the establishment of the Trust will be borne by the Reinsurer.

The Ceding Company as beneficiary and the Reinsurer as grantor, will enter into a trust agreement with a trustee pursuant to which the Trust will be established and funded. The trustee will be a financial institution that is organized or licensed under the laws of the United States or any state thereof and has been granted authority to operate with fiduciary powers, and is regulated by federal or state authorities having regulatory authority over banks and trust companies.

Treaty No. 3188-10
Effective 08/01/2002

The Reinsurer will deposit assets in the Trust. The value of these assets, together with any other security the Reinsurer provides to support this Agreement, will equal or exceed the reserve credit taken by the Ceding Company under this Agreement. Assets deposited in the Trust will be valued according to their current fair market value and may consist of:

a)     cash;

b)     securities listed by the Securities Valuation Office of the National Association of Insurance Commissioners and qualifying as admitted assets; or

c)     any other form of security acceptable to the insurance commissioner of the Ceding Company's state of domicile.

The Reinsurer will deliver such assets to the trustee in such form that the trustee may negotiate the assets without the Reinsurer's consent or signature. The Ceding Company will be authorized to request a transfer of cash or securities or their proceeds from the Trust to pay amounts due and owing from the Reinsurer under this Agreement. However, if there is a bona fide dispute between the Ceding Company and the Reinsurer concerning the amount due from the Reinsurer for any claim under this Agreement, the Ceding Company will not request a transfer from the Trust for that claim until such dispute is resolved. The Ceding Company will promptly return to the Reinsurer any excess value received from the Trust beyond the amount ultimately determined to be necessary to fulfill the Reinsurer's obligation under this Agreement.

The terms of the trust agreement will require the trustee to transfer cash or securities or their proceeds to the Ceding Company upon the Ceding Company's written request. The trust agreement will also provide that the Reinsurer has no cause of action against the trustee for such a transfer.

The Trust will remain in effect for as long as the Reinsurer has outstanding obligations due under this Agreement and the Trust is required to secure the Ceding Company's statutory reserve credit, or until terminated by mutual agreement.

Treaty No. 3188-10
Effective 08/01/2002

ARTICLE 21

PROPRIETARY INFORMATION/CONFIDENTIALITY

21.01 The Ceding Company and the Reinsurer agree that the Customer and Proprietary Information will be treated as confidential. Customer Information includes, but is not limited to, medical, financial, and other personal information about proposed, current, and former contact, and annuitants, and beneficiaries of annuity contracts issued by the Ceding Company. Proprietary Information includes, but is not limited to, business plans and trade secrets; pricing information; mortality and lapse studies, actuarial assumptions and guidelines, applications and contract forms, and the specific terms and conditions of this Agreement. Customer and Proprietary Information will not include information that:

a)     is or becomes available to the general public through no fault of the party receiving the Customer or Proprietary Information (the "Recipient");

b)     is independently developed by the Recipient without reference to or use of the disclosing party's Customer or Proprietary Information;

c)     is acquired by the Recipient from a third party not covered by a confidentiality agreement;

d)     was rightfully known to or already in possession of the Recipient prior to disclosure; or

e)     is disclosed under a court order, law or regulation provided that, in the event the Recipient is required by law, regulation or court order to disclose Customer or Proprietary Information, the Recipient will (i) notify the disclosing party, (ii) consult with the disclosing party as to the advisability of taking steps to resist or narrow such request, and (iii) if so instructed by the disclosing party, cooperate with the disclosing party in seeking a protective order or other appropriate remedy.

21.02 The parties will not disclose such information to other parties unless agreed to in writing, except as necessary for retrocession purposes, as requested by external auditors, as required by court order, or as required or allowed by law or regulation. The Ceding Company acknowledges that the Reinsurer can aggregate data with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Ceding Company.

Treaty No. 3188-10
Effective 08/01/2002

ARTICLE 22

NOTICES

22.01 NOTICES. All notices and other communications hereunder shall be in writing and shall be either (a) deposited in first class United States mail, certified, with postage prepaid, (b) delivered by messenger, (c) sent by a nationally recognized overnight courier, or (d) sent by fully completed and confirmed facsimile transmission (with a written confirmation simultaneously sent in first class United States mail), as follows:

If to the Ceding Company:
Charles Vest, Vice President
Hartford Life
200 Hopmeadow Street
Simsbury, CT 06089
Facsimile: (860) 843-3550

Copy (which shall not constitute notice) to:
Chief Actuary
Hartford Life
200 Hopmeadow Street
Simsbury, CT 06089
Facsimile: (860) 843-5568

General Counsel
Hartford Life
200 Hopmeadow Street
Simsbury, CT 06089
Facsimile: (860) 843-8665

If to the Reinsurer:
AUSA Life Insurance Company, Inc.
401 N.Tryon Street,
Charlotte, NC 28202
Attn: Law Department
Facsimile: (704) 330-5135

or such other address or fax number as any party may request by notice given under this section. Notices sent as provided herein shall be deemed given on the date received by the recipient. If a recipient rejects or refuses to accept a notice given pursuant to this section, or if a notice is not deliverable because of a changed address or fax number of which no notice was given in accordance with this section, such notice shall be deemed to be received two (2) business days after such notice was mailed or faxed (whether as to actual notice or as to confirmation of a faxed notice) in accordance with the terms hereof. The foregoing shall not preclude the effectiveness of actual written notice given to a party at any address or by any means.

Treaty No. 3188-10
Effective 08/01/2002

Executed in duplicate by             Executed in duplicate by
HARTFORD LIFE AND ANNUITY     AUSA LIFE
INSURANCE COMPANY         INSURANCE COMPANY, INC.
and
HARTFORD LIFE INSURANCE COMPANY
at Hartford, Connecticut,             at Charlotte, North Carolina.

on September 6, 2002.             on September 19, 2002.

By: /s/ Charles N.Vest             By: /s/ [ILLEGIBLE]
------------------------------          ------------------------------
Title Vice President          Vice President

By: /s/ [ILLEGIBLE]             By: /s/ [ILLEGIBLE]
------------------------------ ------------------------------
Title Associate Actuary Vice President

Treaty No. 3188-10
Effective 08/01/2002

SCHEDULE A

BUSINESS REINSURED

1. The Ceding Company shall issue the Guaranteed Income Benefit (GIB) riders reinsured hereunder consistent with its normal procedures and practices.

2. FORM NUMBERS

Guaranteed Income Benefit (GIB) rider policy forms (as attached in Exhibit III)
LA-VA02GLBR and HL-VA02GLBR (and state variations) issued with variable annuity products Outlook, Core, Access, Plus and Edge covered under policy forms LA-VA99, LA-VA00, LA-ASHARE98, LA-ASHARE99, LA-NCDSC98, LA-NCDSC99PS, LA-NCDSC98DW, LA-VAXC99, HL-VA99, HL-VA00, HL-ASHARE99, HL-NCDSC98, HL-NCDSC99PS,
HL-HCDSC98DW and HL-VAXC99 (including state variations).

3. BASIS OF REINSURANCE 100% Quota Share

SCHEDULE B

MONTHLY REPORTING

DATA REQUIREMENTS

1. A separate report providing the following month-end information on a policy basis:
Annuitant's name, sex, date of birth, issue age and social security number.
Policyowner's name, sex, date of birth, issue age and social security number.
Policy number
Policy issue date
GIB Rider effective date
Last reset date
Policy form number
Product code
Cumulative policy premiums since policy issue
Cumulative policy premiums as of GIB rider effective date
(if contract already in force)
Account value on rider effective date (if contract already in force)
Current account value in total and by investment fund
Eligible guaranteed minimum annual withdrawal amount
Guaranteed minimum annual withdrawal amount paid
Guaranteed remaining balance
GIB benefit paid
Cumulative policy withdrawals since policy issue date
Cumulative policy withdrawals since GIB rider effective date
(if contract already in force)
New business versus inforce policy GIB indicator

2. A separate termination report indicating the following
month-end information on a policy basis, separated by termination type
(death, surrender, annuitization):
Terminations for the month by termination date
Annuitant's name, sex, date of birth, issue age and social security number.
Policyowner's name, sex, date of birth, issue age and social security number.
Policy number
Policy issue date
GIB Rider effective date
Last reset date
Policy form number
Product code
Cumulative policy premiums since policy issue
Cumulative policy premiums as of GIB rider effective date
(if contract already in force)

SCHEDULE B
(CONTINUED)

MONTHLY REPORTING

Account value on rider effective date (if contract already in force)
Current account value in total and by investment fund
Eligible guaranteed minimum annual withdrawal amount
Guaranteed minimum annual withdrawal amount paid
Guaranteed remaining balance
GIB benefit paid
Cumulative policy withdrawals since policy issue
Cumulative policy withdrawals since GIB rider effective date
(if contract already in force)

3. A separate report providing the following month-end information on a summary basis:
Reinsurance premium due the Reinsurer
Claim reimbursements due the Ceding Company
Total number of inforce riders reinsured
Total cumulative policy premiums
Total current guaranteed remaining balance
Total reinsurance claims
Total reserve credit taken by the Ceding Company
Funds added, deleted, fund name changes
Current account value in total and by investment fund

SCHEDULE C

RISK FUND CLASSIFICATION

FUND	CATEGORY (MORNINGSTAR OR RECOMMENDED RISK CLASS)	RISK CLASSIFICATION (Y=1, N=0)	AMOUNT	% OF TOTAL
Riskier funds%	Matrix Weghted Average Monthly Bp	Current Riskier Fund Categories	Based on the following	Morningstar classifications
[LESS THAN] 45.00%	17	Growth
45.01%-49.99%	19	Aggressive Stock
50.00%-54.99%	21	International Stock
55.00%-59.99%	23	Small Company
60.00%-64.99%	25	Specialty
65.00%-69.99%	27
GREATER THAN 70.00%	29

SCHEDULE D

SUMMARY OF RISK CLASSIFICATIONS

% of Risk Funds

% of Non-Risk Funds

Base Premium charge for month

SCHEDULE E

MONTHLY PERIODIC SETTLEMENT REPORT

CONTRACTS IN WHICH RESETS HAVE NOT OCCURRED

A. Beginning Account Value

B. Ending Account Value

C. Average Account Value ((A+B)/2)

D. Base Premium Value (bp)

E. Amount of Premium (C*D)

RESETS -- PREMIUMS NOT BASED ON EXTREME MARKET MATRIX

F. Beginning Account Value

G. Ending Account Value

H. Average Account Value ((F+G)/2)

I. Reset Premium Rate (bp)

J. Amount of Premium (H*I)

RESETS -- PREMIUMS BASED ON EXTREME MARKET MATRIX AT TIME OF RESET

K. Beginning Account Value

L. Ending Account Value

M. Average Account Value ((K+L)/2)

N. Amount of Premium (Calculated on a seriatim basis)

Claims

O. Claims Amount (See Schedule D)

MONTHLY SETTLEMENT AMOUNT (E+J+N-O)

SCHEDULE F

MONTHLY PERIODIC CLAIMS REPORT

POLICY NUMBER	POLICY ISSUE DATE	ORIGINAL CLAIM DATE	NAME	PERIODIC PAYMENT AMOUNT	FREQUENCY OF PAYMENT

TERM OF PAYMENT	ORIGINAL GRB AMOUNT (AS OF CLAIM DATE)	REMAINING GRB AMOUNT	CURRENT MONTH CLAIM AMOUNT	ACCOUNT VALUE	REMAINDER OF BALANCE

SCHEDULE G

ACCOUNT VALUE BY ISSUE AGE SUMMARY

ISSUE AGE BREAKDOWN AGES	ACCOUNT VALUE	% OF ACCOUNT VALUE
0-10
11-20
21-30
31-40
41-50
51-60
61-70
71-80
81-90

SCHEDULE H

ACCOUNT VALUE/POLICY COUNT BY ISSUE MONTH/YEAR SUMMARY

ISSUE MONTH/YEAR BREAKDOWN

MONTH	YEAR	# OF POLICIES	TOTAL ACCOUNT VALUE
1	2,002
2
3
4
5
6
7
8
9
10
11
12

EXHIBIT I

EXTREME MARKET MATRIX

[REDACTED]

EXHIBIT II

LETTER OF CREDIT FORM

(Name of Bank)
(Address)

FOR INTERNAL IDENTIFICATION PURPOSES ONLY
Does Not Affect Terms of Letter of Credit or Bank's Obligations Thereunder

Our No.     Other

Accountholder/Applicant
(Reinsurer)
Beneficiary's State of Domicile

Irrevocable     Issue Date:
Letter of Credit No.

To: Beneficiary:     (Name)
    (Address)

We hereby establish this irrevocable Letter of Credit in favor of the aforesaid addressee ("Beneficiary") for drawings up to United States $ , effective immediately. This Letter of Credit is issued, presentable and payable at our office at (issuing bank's address) and expires with our close of business on , 20 .

The term "Beneficiary" includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator. (Insurers incorporated under the laws of California must use the language in Note 1 below in lieu of this Section.)

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Credit No. , for all or any part of this Credit if presented at our office specified in Section one on or before the expiration date or any automatically extended expiry date.

Except as expressly stated herein, this undertaking is not subject to any agreement, condition or qualification. The obligation of (issuing bank) under this Letter of Credit is the individual obligation of (issuing bank), and is in no way contingent upon reimbursement with respect thereto.

It is a condition of this Letter of Credit that it is deemed to be automatically extended without amendment for one year from the expiration date hereof, or any future expiration date, unless thirty days prior to such expiration date we notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.

This Letter of Credit is subject to and governed by the Laws of the State of (sec note 2 below) and the 1993 Revision of the UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE(Publication 500) and, in the event of any conflict, the Laws of the State of (see note 2 below) will control. If this Credit expires during an interruption of business as described in Article 17 of said Publication 500, the bank hereby specifically agrees to effect payment if this Credit is drawn against within thirty days after the resumption of business.

            Very truly yours,

            (Issuing Bank)

Notes:

1. In lieu of Section two above, insurers incorporated under the laws of California must use the following Section:

"The term "Beneficiary" includes any successor by operation of law of the named Beneficiary. If a court of law appoints a successor in interest to the named Beneficiary, then the named Beneficiary includes and is limited to the court appointed domiciliary receiver (including conservator, rehabilitator or liquidator)."

2. Insurers incorporated under the laws of California insert California, insurers incorporated under the laws of New York, insert New York, other insurers insert state of incorporation or New York. United States branches of alien insurers insert state of entry or New York.

EXHIBIT III

GUARANTEED INCOME BENEFIT RIDER FORMS

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                                    HARTFORD LIFE

GUARANTEED INCOME BENEFIT RIDER

The term "Contract" as used in this rider applies to either a contract or a certificate. The term "Contract Owner as used in this rider applies to a contract owner, certificate owner or certificate participant, as the case may be.

This rider is issued as part of the contract to which it is attached. The effective date is when this rider is issued and made part of the contract. This rider cannot be terminated either by You or Us prior to the Annuity Commencement Date. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

When elected on the Contract Issue Date, this rider provides a guaranteed income benefit that gives You the right to make periodic surrenders that total an amount equal to Your premium payments. This guarantee will remain in effect if periodic surrenders do not exceed an amount equal to 7% of premium payments each Contract Year. If the Contract Owner chooses to surrender an amount more than 7% in a Contract Year, then the guarantee may be reduced to an amount less than premium payments in accordance with the provisions of this rider.

When this rider is elected after the Contract Issue Date, the guaranteed income benefit will be based on the amount of the Contract Value on the effective date of the rider plus premium payments made subsequent to the effective date of this rider. Accordingly, for purposes of this rider, the Contract Value plus premium payments made subsequent to the effective date of this rider wilt be treated in the same manner as premium payments when this rider is effective on the Contract Issue Date.

There is an additional charge for this guaranteed income benefit.

If your Contract Value increases, You have the right to "step-up" the guaranteed benefit to the current Contract Value at certain intervals. We may modify the charge for this rider if You elect to step-up.

At any point in time, the total guaranteed amount available for future periodic surrenders is called the Guaranteed Remaining Balance (GRB). The surrender amount that the Contract Owner has the right to make each Contract Year until the GRB is depleted is called the Guaranteed Annual Withdrawal Benefit (GAWB). However, at any time You may surrender an amount up to Your ContractValue.

GUARANTEED REMAINING BALANCE (GRB)

Your GRB is determined at the following times and is subject to a maximum GRB of $5.000.000:

At Rider Effective Date

If this rider is effective on the Contract Issue Date, then the GRB equals the premium payments. If this rider is effective after the Contract Issue Date, then the GRB equals 100% of the Contract Value on the rider effective date.

When a subsequent premium payment is made

Upon each subsequent premium payment, the GRB is recalculated to equal the sum of the GRB immediately prior to receipt of the subsequent premium payment, plus 100% of the subsequent premium payment. The Company reserves the right to restrict subsequent premium payments.

1

When a partial surrender is made

Whenever a partial surrender is made, the GRB will be equal to the amount determined in either (A) or (B) as follows:

A.     If the total partial surrenders since the later of (1) the most recent Contract Anniversary, or (2) the Valuation Day that the Guaranteed Annual Withdrawal Benefit (GAWB) was last established (excluding establishments for subsequent premium payments), are equal to or less than the GAWB. the GRB becomes the GRB immediately prior to the partial surrender, less the amount of partial surrender.

B.     If the total partial surrenders as determined in (A) above EXCEED the GAWB, the GRB will have an automatic reset to the greater of zero or the lesser of (i) or (ii) as follows:

(i) the Contract Value immediately following the partial surrender; or

(ii) the GRB immediately prior to the partial surrender, less the amount of partial surrender.

For purposes of this rider, the term "partial surrender" is a gross amount and will include any Contingent Deferred Sales Charges.

Guaranteed Annual Withdrawal Benefit (GAWB)

Your GAWB is established at the following times:

At Rider Effective Date

7% of the GRB.

When a subsequent premium payment is made

Upon each subsequent premium payment, the GAWB is recalculated to equal the sum of 7% of the subsequent premium payment plus the GAWB immediately prior to the subsequent premium payment.

When a partial surrender is made that causes an automatic reset of the GRB (as determined in (B) above)

The new GAWB will be the lesser of (C), (D), or (E) as follows:

C. the GAWB immediately prior to the partial surrender; or

D. the greater of 7% of the reset GRB or 7% of the Contract Value immediately following the partial surrender; or

E. the reset GRB.

When a partial surrender is made that reduces the GRB to an amount less than the GAWB

Whenever a partial surrender is made that reduces the GRB to an amount less than the GAWB, the GAWB is reduced to equal the GRB.

Elective Step-up of the GRB and GAWB

At the times determined below, the Contract Owner may elect to Step-up the GRB and, if applicable, the GAWB as follows:

GRB Step-up

Beginning with the 5th anniversary date of the effective date of this rider, the Contract Owner has the option to increase the GRB to an amount equal to 100% of the current Contract Value (herein referred to as Step-up). Once a Step-up has been elected, another Step-up may not be elected until on or after the 5th anniversary of the latest Step-up date.

If the surviving spouse becomes the Contract Owner under the contract's Spouse Beneficiary provision, the next Step-up may be elected at anytime thereafter.

This is allowed regardless if it occurs before the 5th anniversary date of the effective date of this rider or if the latest Step-up occurred within the last five years. Once this Step-up has been elected, another Step-up may not be elected until on or after the 5th anniversary of this Step-up.

In the future, We may allow You to Step-up Your GRB only on a Contract Anniversary.

2

GAWB Step-up

The GAWB Step-up is equal to the greater of (H) or (I) as follows:

H. the GAWB immediately prior to the Step-up; or

I. 7% of the Contract Value on the Step-up date.

CONTRACT VALUE REDUCES TO ZERO

If the Contract Value reduces to zero on a particular Valuation Day as a result of a partial surrender and on such Valuation Day the GRB remains greater than zero, the following will occur:

J.     The GRB will be paid to You on a periodic basis elected by You. The frequencies will be among those offered by Us at that time but will be no less frequently than annually

K. The total annual payment amount will equal the GAWB.

L. We will no longer accept subsequent premium payments

Guaranteed Income Benefit Annuity Option

In addition to the Annuity options available under the contract, the following annuity option may be elected by You under this rider:

Fixed Payout -- Under this option, You are entitled to receive payments in a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GRB by the GAWB. The total annual amount payable under this option will equal the GAWB but will not exceed the current GRB. This annualized amount will be paid over the determined number of years in the frequency that You elect. The frequencies will be among those offered by Us at that time but will be no less frequently than annually, if, at the death of the Annuitant, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary.

This option may not be available if the contract is issued to qualify under Section 401,403,408, or 457 of the Internal Revenue Code of 1986, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by Us.

This annuity option may be elected as a settlement option by the Beneficiary of a contract. Whenever multiple Beneficiaries are designated under the contract, each such Beneficiary's share of the proceeds if they elect this option will be in proportion to their applicable designated Beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the Distribution Requirements section of the contract.

RIDER CHARGE

The charge for this rider is added to the net investment factor. The net investment factor for each Sub-Account is:

M.     the net asset value per share of the corresponding fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by that fund); divided by

N.     the net asset value per share of the corresponding fund at the beginning of the valuation period; minus

O.     the mortality and expense risk charge and any applicable administration charge, adjusted for the number of days in the valuation period; minus

P.     the charge for this rider, adjusted for the number of days in the valuation period.

The charge for this rider per annum of the daily value of the Sub-Accounts is [0.75%], subject to a guaranteed maximum charge of (0.75%). The rider charge may change if You elect to Step-up the GRB. However, the rider charge will never exceed the lesser of the maximum charge or the charge currently offered for this same benefit under newly issued riders. If the GRB is never Stepped-up by the Contract Owner, the charge established on the effective date of this rider will never change. The rider charge will be discontinued once an Annuity option available under the contract becomes effective.

Signed for HARTFORD LIFE INSURANCE COMPANY
[
/s/ Christine Hayer Repasy         /s/ Thomas M. Marra
---------------------------------         -----------------------------------
Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT
]

3

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HARTFORD LIFE

GUARANTEED INCOME BENEFIT RIDER

The term "Contract" as used in this rider applies to either a contract or a certificate. The term "Contract Owner as used in this rider applies to a contract owner, certificate owner or certificate participant, as the case may be.

This rider is issued as part of the contract to which it is attached. The effective date is when this rider is issued and made part of the contract. This rider cannot be terminated either by You or Us prior to the Annuity Commencement Date. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

When elected on the Contract Issue Date, this rider provides a guaranteed income benefit that gives You the right to make periodic surrenders that total an amount equal to Your premium payments. This guarantee will remain in effect if periodic surrenders do not exceed an amount equal to 7% of premium payments each Contract Year. If the Contract Owner chooses to surrender an amount more than 7% in a Contract Year, then the guarantee may be reduced to an amount less than premium payments in accordance with the provisions of this rider.

When this rider is elected after the Contract Issue Date, the guaranteed income benefit will be based on the amount of the Contract Value on the effective date of the rider plus premium payments made subsequent to the effective date of this rider. Accordingly, for purposes of this rider, the Contract Value plus premium payments made subsequent to the effective date of this rider wilt be treated in the same manner as premium payments when this rider is effective on the Contract Issue Date.

There is an additional charge for this guaranteed income benefit.

If your Contract Value increases, You have the right to "step-up" the guaranteed benefit to the current Contract Value at certain intervals. We may modify the charge for this rider if You elect to step-up.

At any point in time, the total guaranteed amount available for future periodic surrenders is called the Guaranteed Remaining Balance (GRB}. The surrender amount that the Contract Owner has the right to make each Contract Year until the GRB is depleted is called the Guaranteed Annual Withdrawal Benefit (GAWB). However, at any time You may surrender an amount up to Your Contract Value.

GUARANTEED REMAINING BALANCE (GRB)

Your GRB is determined at the following times and is subject to a maximum GRB of $5.000.000:

At Rider Effective Date

If this rider is effective on the Contract Issue Date, then the GRB equals the premium payments. If this rider is effective after the Contract Issue Date, then the GRB equals 100% of the Contract Value on the rider effective date.

When a subsequent premium payment is made

Upon each subsequent premium payment, the GRB is recalculated to equal the sum of the GRB immediately prior to receipt of the subsequent premium payment, plus 100% of the subsequent premium payment. The Company reserves the right to restrict subsequent premium payments.

1

When a partial surrender is made

Whenever a partial surrender is made, the GRB will be equal to the amount determined in either (A) or (B) as follows:

A.     If the total partial surrenders since the later of (1) the most recent Contract Anniversary, or (2) the Valuation Day that the Guaranteed Annual Withdrawal Benefit (GAWB) was last established (excluding establishments for subsequent premium payments), are EQUAL TO OR LESS THAN the GAWB. the GRB becomes the GRB immediately prior to the partial surrender, less the amount of partial surrender.

B.     If the total partial surrenders as determined in (A) above EXCEED the GAWB, the GRB will have an automatic reset to the greater of zero or the lesser of (i) or (ii) as follows:

(i) the Contract Value immediately following the partial surrender; or

(ii) the GRB immediately prior to the partial surrender, less the amount of partial surrender.

For purposes of this rider, the term "partial surrender" is a gross amount and will include any Contingent Deferred Sales Charges.

Guaranteed Annual Withdrawal Benefit (GAWB)

Your GAWB is established at the following times:

At Rider Effective Date

7% of the GRB.

When a subsequent premium payment is made

Upon each subsequent premium payment, the GAWB is recalculated to equal the sum of 7% of the subsequent premium payment plus the GAWB immediately prior to the subsequent premium payment.

When a partial surrender is made that causes an automatic reset of the GRB (as determined in (B) above)

The new GAWB will be the lesser of (C), (D), or (E) as follows:

C. the GAWB immediately prior to the partial surrender; or

D. the greater of 7% of the reset GRB or 7% of the Contract Value immediately following the partial surrender; or

E. the reset GRB.

When a partial surrender is made that reduces the GRB to an amount less than the GAWB

Whenever a partial surrender is made that reduces the GRB to an amount less than the GAWB, the GAWB is reduced to equal the GRB.

Elective Step-up of the GRB and GAWB

At the times determined below, the Contract Owner may elect to Step-up the GRB and, if applicable, the GAWB as follows:

GRB Step-up

Beginning with the 5th anniversary date of the effective date of this rider, the Contract Owner has the option to increase the GRB to an amount equal to 100% of the current Contract Value (herein referred to as Step-up). Once a Step-up has been elected, another Step-up may not be elected until on or after the 5th anniversary of the latest Step-up date.

If the surviving spouse becomes the Contract Owner under the contract's Spouse Beneficiary provision, the next Step-up may be elected at anytime thereafter.

This is allowed regardless if it occurs before the 5th anniversary date of the effective date of this rider or if the latest Step-up occurred within the last five years. Once this Step-up has been elected, another Step-up may not be elected until on or after the 5th anniversary of this Step-up.

In the future, We may allow You to Step-up Your GRB only on a Contract Anniversary.

2

GAWB Step-up

The GAWB Step-up is equal to the greater of (H) or (I) as follows:

H. the GAWB immediately prior to the Step-up; or

I. 7% of the Contract Value on the Step-up date.

3

Contract Value Reduces to Zero

If the Contract Value reduces to zero on a particular Valuation Day as a result of a partial surrender and on such Valuation Day the GRB remains greater than zero, the following will occur:

J. The GRB will be paid to You on a periodic basis elected by You. The frequencies will be among those offered by Us at that time but will be no less frequently than annually.

K. The total annual payment amount will equal the GAWB.

L. We will no longer accept subsequent premium payments.

Guaranteed Income Benefit Annuity Option

In addition to the Annuity options available under the contract, the following annuity option may be elected by You under this rider:

Fixed Payout -- Under this option. You are entitled to receive payments in a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GRB by the GAWB. The total annual amount payable under this option will equal the GAWB but will not exceed the current GRB. This annualized amount will be paid over the determined number of years in the frequency that You elect. The frequencies will be among those offered by Us at that time but will be no less frequently than annually. If, at the death of the Annuitant, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary.

This option may not be available if the contract is issued to qualify under Section 401,403,408, or 457 of the Internal Revenue Code of 1986, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by Us.

This annuity option may be elected as a settlement option by the Beneficiary of a contract. Whenever multiple Beneficiaries are designated under the contract, each such Beneficiary's share of the proceeds if they elect this option will be in proportion to their applicable designated Beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the Distribution Requirements section of the contract.

RIDER CHARGE

The charge for this rider is added to the net investment factor. The net investment factor for each Sub-Account is:

M.     the net asset value per share of the corresponding fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by that fund); divided by

N.     the net asset value per share of the corresponding fund at the beginning of the valuation period; minus
O.     the mortality and expense risk charge and any applicable administration charge, adjusted for the number of days in the valuation period; minus

P.     the charge for this rider, adjusted for the number of days in the valuation period.

The charge for this rider per annum of the daily value of the Sub-Accounts is [0.75%], subject to a guaranteed maximum charge of [0.75%]. The rider charge may change if You elect to Step-up the GRB. However, the rider charge will never exceed the lesser of the maximum charge or the charge currently offered for this same benefit under newly issued riders. If the GRB is never Stepped-up by the Contract Owner, the charge established on the effective date of this rider will never change. The rider charge will be discontinued once an Annuity option available under the contract becomes effective.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
[
/s/ Christine Hayer Repasy         /s/ Thomas M. Marra
---------------------------------         -----------------------------------
Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT

]

3

AMENDMENT NO. 1 TO
REINSURANCE AGREEMENT NO. 3188-10

between

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

and

HARTFORD LIFE INSURANCE COMPANY
(CEDING COMPANY)

and

AUSA LIFE INSURANCE COMPANY, INC.
(REINSURER)

This amendment, effective August 1, 2002, is hereby attached to and becomes part of the above-described Reinsurance Agreement.

The purpose of this amendment is to clarify Article 5, Section 5.03 of the Reinsurance Agreement. It is mutually agreed that Section 5.03 of the above-described Reinsurance Agreement shall be replaced by the following.

5.03 RISKIER FUNDS. As of the effective date of this Agreement, Riskier Funds are defined as funds classified by Morningstar into the following Prospectus Objective categories: Growth, Aggressive Growth, International Stock, Foreign
Stock, Diversified Emerging Markets, Europe Stock, Pacific Stock and Multi-Asset (Global), World Stock, Small Company and Specialty. In the event Morningstar changes Prospectus Objective categories or funds within categories, the determination for Riskier Funds shall also so change for purposes of this Agreement. If Morningstar ceases to classify funds by Prospectus Objective after the effective date of this Agreement, the Ceding Company and the Reinsurer shall mutually agree upon the methods in which funds are classified and in the determination of Riskier Funds.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

Executed in duplicate by
HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY         Executed in duplicate by
and                 AUSA LIFE
HARTFORD LIFE INSURANCE COMPANY     LIFE INSURANCE COMPANY, INC.
at Hartford, Connecticut,             at Charlotte, North Carolina,

on February 3, 2003.             on January 30, 2003.

By: /s/ Charles N. Vest             By: /s/ [ILLEGIBLE]
-------------------------              ---------------------------
Title Vice President              Title

By: Daniel R. Guilbert             By: /s/ [ILLEGIBLE]
-------------------------              ---------------------------
Title Associate Actuary          Title

AMENDMENT NO. 2 TO
REINSURANCE AGREEMENT NO. 3188-10

between

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

and

HARTFORD LIFE INSURANCE COMPANY
(CEDING COMPANY)

and

AUSA LIFE INSURANCE COMPANY, INC.
(REINSURER)

This amendment is hereby attached to and becomes part of the above-described Reinsurance Agreement.

It is mutually agreed that Section 2., "Form Numbers" in Schedule A, "Business Reinsured", of the above-described Reinsurance Agreement shall be replaced as follows:

EFFECTIVE AUGUST 1, 2002:

2. FORM NUMBERS

Guaranteed Income Benefit (GIB) rider policy forms (as attached in Exhibit III)
LA-VA02GLBR and HL-VA02GLBR (and state variations) issued with variable annuity products Outlook, Core, Access, Plus and Edge covered under policy forms A-VA99, LA-VA00, LA-ASHARE98, LA-ASHARE99, LA-NCDSC98, LA-NCDSC99PS, LA-NCDSC98DW, LA-VAXC99, HL-VA99, HL-VA00, HL-ASHARE98, HL-ASHARE99, HL-NCDSC98,
HL-NCDSC99PS, HL-HCDSC98DW and HL-VAXC99 (including state variations).

EFFECTIVE MAY 1, 2003:

2. FORM NUMBERS

Guaranteed Income Benefit (GIB) rider policy forms (as attached in Exhibit III)
LA-VA02GLBR and HL-VA02GLBR (and state variations) issued with variable annuity products Outlook, Core, Access, Plus and Edge covered under policy forms LA-VA99, LA-VA00, LA-ASHARE98, LA-ASHARE99, LA-NCDSC98, LA-NCDSC99PS, LA-NCDSC98DW, LA-VAXC99, LA-ASHARE03, LA-NCDSCO3, LA-VA03, LA-VAXCO3, HL-VA99,
HL-VA00, HL-ASHARE98, HL-ASHARE99, HL-NCDSC98, HL-NCDSC99PS, HL-HCDSC98DW,
HL-VAXC99, HL-ASHARE03, HL-NCDSC03, HL-VA03, and HL-VAXCO3 (including state variations).

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

Executed in duplicate by
HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY         Executed in duplicate by
and                 AUSA LIFE
HARTFORD LIFE INSURANCE COMPANY     Life Insurance Company, Inc.
at Hartford, Connecticut,             at Charlotte, North Carolina,
on June 24, 2003.             on June 16, 2003.

By: /s/ Charles N. Vest             By: /s/ [ILLEGIBLE]
-------------------------              ---------------------------
Title Vice President              Title Vice President

By: /s/ [ILLEGIBLE]             By: /s/ [ILLEGIBLE]
-------------------------              ---------------------------
Title Assistant Actuary              Title Vice President

AMENDMENT NO. 3 TO
REINSURANCE AGREEMENT NO. 3188-10

between

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

and

HARTFORD LIFE INSURANCE COMPANY
(CEDING COMPANY)

and

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
(FORMERLY AUSA LIFE INSURANCE COMPANY, INC.)
(REINSURER)

This amendment, effective June 30, 2003, is hereby attached to and becomes part of the above-described Reinsurance Agreement.

Whereas, in accordance with paragraph 19.01 of the Reinsurance Agreement, the Reinsurer has notified the Ceding Company of its intention to terminate the Agreement for coverage of new business effective at the earlier of August 1, 2004 or when $9 billion of underlying variable annuity premium is reached, the Reinsurer and Ceding Company hereby agree to the following with respect to coverage of new business:

I.     Nationwide coverage of new business issued in all states (including Minnesota) shall terminate at the end of the day in which $8.750 billion of underlying variable annuity premium is reached. The date this occurs shall be called the "Nationwide New Business Termination Date."

II.     Coverage of additional new business issued in the state of Minnesota shall be provided starting the day after the Nationwide New Business Termination Date and ending at the end of the day in which the total underlying variable annuity premium for such business issued in the state of Minnesota after the Nationwide New Business Termination Date reaches the amount (A) minus (B), where (A) and (B) are defined below.

(A) equals $9 billion.

(B)     equals the actual amount of underlying variable annuity premium as of the end of the day of the Nationwide New Business Termination Date.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

Executed in duplicate by
HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY         Executed in duplicate by
and                 TRANSAMERICA FINANCIAL
HARTFORD LIFE INSURANCE COMPANY     LIFE INSURANCE COMPANY
at Hartford, Connecticut,             at Charlotte, North Carolina,

on July 10, 2003.             on July 3, 2003.
By: /s/ Charles N. Vest             By: /s/ [ILLEGIBLE]
-------------------------------              -------------------------
Title Charles N. Vest, Vice          Title Vice President
President

By: /s/ Daniel R. Guilbert             By: /s/ [ILLEGIBLE]
-------------------------------              -------------------------
Title Daniel R. Guilbert,              Title Vice President
Associate Actuary